EXHIBIT 99.1

This is a press release by Liberty Global plc (“Liberty Global”) in connection with the recommended public offer (the “Offer”) by LGE HoldCo VII B.V., an indirect wholly-owned subsidiary of Liberty Global (the “Offeror”), for all the issued and outstanding shares in the capital of Ziggo N.V. (“Ziggo”) not yet owned by Liberty Global and its affiliates. The Offer is made solely pursuant to the Offer Memorandum, dated June 27, 2014, filed with the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten), and the preliminary prospectus/offer to exchange forming part of the Registration Statement on Form S-4 initially filed with the United States Securities and Exchange Commission (“SEC”) on June 27, 2014, and any amendments or supplements to such Offer materials. The information in the preliminary prospectus/offer to exchange is subject to change, and neither Liberty Global nor the Offeror may complete the Offer and issue the securities forming part of the offer consideration until the Registration Statement on Form S-4 filed with the SEC is declared effective. This announcement is not for release, publication or distribution, in whole or in part, in or into, directly or indirectly, Canada and Japan.

Update on Recommended Public Offer for Ziggo

•	Publication of revised preliminary US Prospectus

Denver, Colorado - August 11, 2014:

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announces, in connection with its previously announced recommended public offer (“Offer”) to all holders of issued and outstanding ordinary shares in the capital of Ziggo N.V. (“Ziggo”) as more fully described in the joint press releases of Liberty Global and Ziggo of January 27, 2014 and June 27, 2014, the availability on the websites of Liberty Global and Ziggo of a revised preliminary prospectus/offer to exchange (the “US Prospectus”) related to the Offer. The US Prospectus was filed today with the U.S. Securities and Exchange Commission (“SEC”) as part of Amendment No. 2 to Liberty Global’s registration statement on Form S-4 initially filed with the SEC on June 27, 2014. The US Prospectus incorporates by reference Liberty Global’s unaudited condensed consolidated financial statements for the quarter ended June 30, 2014, updates certain financial and operating information relating to Liberty Global and contains additional information to the Offer Memorandum relating to, among other items, the consequences to Ziggo shareholders if the Offer is completed at different minimum acceptance conditions. The US Prospectus can be found on Liberty Global's website for the Offer at http://www.libertyglobal.com/ir-ziggo-offer.html and Ziggo’s offer website at www.ziggo.com/nl/investors/lg-offering/.

In addition, Ziggo shareholders may obtain any of these documents, without charge, from the Information Agent for the Offer, Georgeson, and from the SEC at the SEC's website at www.sec.gov. If you would like to request hard copy documents from Liberty Global, please contact Georgeson or Liberty Global’s investor relations department. Copies of these documents are also available free of charge from the offices of Ziggo and the Exchange Agent for the Offer, ING Bank N.V.

Liberty Global also announces that it has published a summary advertisement relating to the Offer in the August 11, 2014 edition of the New York Times (US National Edition). The purpose of the summary advertisement is to inform US resident holders of Ziggo ordinary shares of the Offer and the availability of the US Prospectus.

Information Agent
Georgeson
Westplein 11, 3016 BM, Rotterdam, Netherlands
480 Washington Boulevard, 26th Floor, Jersey City, NJ 07310 USA
Toll-Free Number for European Retail Shareholders: 00 800 3814 3814
European Bank and Broker Helpline: +44 (0) 870 703 6357
Toll-Free Number for Institutional and U.S. Shareholders: (877) 507-1756
Email: ziggo@georgeson.com

Exchange Agent
ING Bank N.V. (Attention: Sjoukje Hollander/Remko Los)
Bijlmerdreef 888
1102 MG Amsterdam
The Netherlands
Telephone: + 31 20 563 6546 / + 31 20 563 6619
Fax: + 31 20 563 6959
E-mail: iss.pas@ing.nl

Additional Information and Where to Find It
Nothing in this press release shall constitute a solicitation to buy or subscribe for or an offer to sell any securities of Ziggo. In connection with the proposed acquisition of Ziggo, Liberty Global has filed a registration statement on Form S-4 with the SEC on June 27, 2014, as amended by Amendment No. 1 filed on July 24, 2014 and Amendment No. 2 filed on August 11, 2014, containing the U.S. Prospectus, and as to which the Offer Memorandum has been filed as an exhibit. SHAREHOLDERS OF ZIGGO ARE URGED TO READ THE REGISTRATION STATEMENT AND THE U.S. PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders can obtain a free copy of the registration statement, the U.S. Prospectus and the Offer Memorandum, as well as other filings containing information about Liberty Global, without charge, at the SEC's internet site (http://www.sec.gov). Copies of the registration statement, the U.S. Prospectus, the Offer Memorandum and other filings by Liberty Global with the SEC that are incorporated by reference in the U.S. Prospectus can also be obtained, without charge, by directing a request to Liberty Global plc, 12300 Liberty Boulevard, Englewood, CO 80112, USA, Attention: Investor Relations, or on the website of Liberty Global at http://www.libertyglobal.com/ir-ziggo-offer.html.

About Liberty Global
Liberty Global is the largest international cable company with operations in 14 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading triple-play services are provided through next-generation networks and innovative technology platforms that connected 24 million customers subscribing to 49 million television, broadband internet and telephony services at June 30, 2014.

Liberty Global's consumer brands include Virgin Media, UPC, Unitymedia, Kabel BW, Telenet and VTR. Our operations also include Liberty Global Business Services, our commercial division, and Liberty Global Ventures, our investment fund. For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303 220 6693	Marcus Smith	+44 20 7190 6374
Oskar Nooij	+1 303 220 4218	Bert Holtkamp	+31 20 778 9800
John Rea	+1 303 220 4238	Hanne Wolf	+1 303 220 6678

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